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                                                                    EXHIBIT 99.2

                                VOTING AGREEMENT

                              ____________ __, 2003

First National Bank Holding Company
Attention: _________________________________
14635 N. Kierland Blvd., Suite 201
Scottsdale, Arizona 85254

Dear Sirs:

         The undersigned understands that First National Bank Holding Company ("PARENT") and Access Anytime Bancorp, Inc. (the "COMPANY") are entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT") providing for, among other things, the merger of a wholly-owned subsidiary of Parent into the Company (the "CASH-OUT MERGER"), in return for which the outstanding shares of common stock of the Company will be exchanged for cash.

         The undersigned is a shareholder of the Company and is entering into this agreement to induce Parent to enter into the Merger Agreement and to consummate the transactions contemplated thereby. The undersigned acknowledges that his/her/its execution, delivery and performance of the terms of this voting agreement are part of the consideration Parent is receiving in return for the payment of the Merger Consideration (as such term is defined in the Merger Agreement) by Parent to each of the stockholders of the Company. Therefore, the undersigned agrees with Parent as follows:

                  1. The undersigned represents, warrants and agrees that
Schedule 1 annexed hereto sets forth the shares of the capital stock of the Company of which the undersigned is the record or beneficial owner (excluding ESOP Shares, the "SHARES"), and that the undersigned is on the date hereof the lawful owner of the Shares, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, except as disclosed in Schedule
1. Except as set forth in Schedule 1, the undersigned does not own or hold any rights to acquire any additional shares of the capital stock of the Company (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional shares, excluding ESOP Shares. As used herein, "ESOP SHARES" means any shares of the Company's common stock that constitute unallocated shares under the FirstBank Profit Sharing and Employee Stock Ownership Plan (the "ESOP") and with respect to which shares the undersigned may be deemed to have beneficial ownership in his or her capacity as a member of the ESOP committee under the ESOP.

                  2. Except as required by law or for charitable donations or gifts to immediate family members, grandchildren or great grandchildren, the undersigned agrees that the undersigned will not, and will not permit any company, trust or other entity controlled by the undersigned to, contract to sell, sell or otherwise transfer or dispose of any of the Shares or any

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interest therein or securities convertible thereunto or any voting rights with respect thereto, prior to the adoption of the Merger Agreement by the stockholders of the Company.

                  3. The undersigned agrees that all of the Shares, together with any additional shares of capital stock of the Company, of which the undersigned is or becomes the record or beneficial owner at the record date for any meeting of stockholders of the Company called to consider and vote to adopt the Merger Agreement, will be voted by the undersigned in favor authorizing the execution, delivery and consummation of the Merger Agreement.

                  4. During the period prior to termination pursuant to Paragraph 7 of this Agreement, the undersigned hereby agrees that the undersigned shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares in any manner inconsistent with the obligations of the undersigned under this Agreement.

                  5. Nothing in this Agreement shall be deemed to limit or restrict the undersigned in acting in his or her capacity as a director or officer of the Company, as the case may be, and exercising his or her fiduciary duties and responsibilities, it being agreed and understood that this Agreement shall apply to the undersigned solely in his or her capacity as a stockholder of Company and shall not apply to his or her actions, judgments or decisions as a director or officer of Company.

                  6. The undersigned represents and warrants to Parent that (i) the undersigned has all necessary power and authority to enter into this voting agreement and (ii) this voting agreement is the legal, valid and binding agreement of the undersigned, and is enforceable against the undersigned in accordance with its terms.

                  7. This voting agreement shall automatically terminate (i) upon termination of the Merger Agreement in accordance with its terms or (ii) immediately after the adoption of the Merger Agreement by the stockholders of the Company.

                  8. This voting agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by the undersigned and Parent.

                  9. This voting agreement evidences the entire agreement between the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein.

                  10. The parties agree that if any provision of this voting agreement shall under any circumstances be deemed invalid or inoperative, this voting agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

                  11. This voting agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Electronic and facsimile copies of signatures shall be deemed valid as originals.

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                  12. The validity, construction, enforcement and effect of this voting agreement shall be governed by the laws of the State of Delaware.

                  13. This voting agreement shall inure to the benefit of Parent and its successors and assigns, and shall be binding upon and inure to the benefit of the undersigned and the undersigned's successors, executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This voting agreement shall survive the death or incapacity of the undersigned.

                  14. Nothing in this voting agreement shall be construed to give Parent any rights to exercise or direct the exercise of voting power as owner of the Shares, either beneficially or otherwise, for any purpose.

                  15. The undersigned agrees that in the event of his/her/its breach of this voting agreement Parent shall be entitled to such remedies and relief against the undersigned as are available at law or in equity. The undersigned acknowledges that there is not an adequate remedy at law to compensate Parent for a violation of this voting agreement, and irrevocably waives, to the extent permitted by law, any defense that he or she might have based on the adequacy of a remedy at law that might be asserted as a bar to specific performance, injunctive relief, or other equitable relief. The undersigned agrees to the granting of injunctive relief without the posting of any bond and further agrees that if any bond shall be required, such bond shall be in a nominal amount.

         Please confirm that the foregoing correctly states the understanding between the undersigned and Parent by signing and returning to me a counterpart hereof.

                               Very truly yours,

                               _____________________

                               _____________________

Accepted as of the ___ day
of _______________, 2003

FIRST NATIONAL BANK HOLDING COMPANY:

By: _______________________________

Its: _____________________________